Exhibit 99.1


                    EXCHANGE BANCSHARES, INC.
                   DIVIDEND REINVESTMENT PLAN
                     AUTHORIZATION FORM

THIS IS NOT A PROXY
DO NOT RETURN THIS
CARD IF YOU DO NOT
WISH TO PARTICIPATE

I hereby authorize Exchange Bancshares, Inc., administrator of the Plan, to receive and apply to the purchase of common stock ("Common Stock") of Exchange Bancshares, Inc. (the "Company"), in accordance with the terms and conditions of the Plan, the following: (Check one option only. If no option is checked, Full Dividend Reinvestment will be assumed.)

_____ 1. Full Dividend Reinvestment -- any cash dividends received on shares of Common Stock of the Company now or hereafter registered in my name, and any optional cash payments I may choose to make.

_____ 2. Partial Dividend Reinvestment -- any cash dividends that may become payable to me on the following number of shares of the Company's Common Stock registered in my name.

                 Indicate number of shares _____________

Please also check the following if it applies:

_____ 3. Backup Withholding -- I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

I understand that, regardless of which option I select, dividends received on shares accumulated and held under the Plan will be reinvested. I further understand that I may change or revoke this authorization by notifying the Company, in writing, of my desire to change or terminate my participation.

Signature ______________________  Social Security #______________

Signature ______________________  Social Security #______________

Date ___________________, 19_______

Sign name(s) exactly as it appears on your stock certificate(s).
All joint owners must sign.

This Authorization Form, when signed, should be mailed to Marion Layman
Exchange Bancshares, Inc.
235 Main Street
Luckey, Ohio 43443-0129

Please use the self-addressed, stamped envelope enclosed with these materials to return this Form.